EXHIBIT 99.1

First Capital, Inc. Announces Date of Annual Meeting

CORYDON, Ind., Feb. 21, 2019 (GLOBE NEWSWIRE) -- First Capital, Inc. (Nasdaq:FCAP), the holding company for First Harrison Bank, today announced that its annual meeting of stockholders will be held on Wednesday, May 22, 2019.

First Harrison Bank currently has eighteen offices in the Indiana communities of Corydon, Edwardsville, Greenville, Floyds Knobs, Palmyra, New Albany, New Salisbury, Jeffersonville, Salem, Lanesville, and Charlestown and the Kentucky communities of Shepherdsville, Mt. Washington and Lebanon Junction.

Access to First Harrison Bank accounts, including online banking and electronic bill payments, is available through the Bank’s website at www.firstharrison.com.  First Harrison Bank, through its business arrangement with LPL Financial LLC, member SIPC, continues to offer non-FDIC insured investments to complement First Harrison Bank’s offering of traditional banking products and services. For more information and financial data about the First Capital, Inc., please visit Investor Relations at First Harrison Bank’s aforementioned website.

Contact:
M. Chris Frederick
Senior Executive Vice President
Chief Financial Officer
First Capital, Inc.
200 Federal Drive, N.W.
Corydon, Indiana 47112
(812) 734-3464